Exhibit 10.1

$75,000,000

CREDIT AGREEMENT

dated as of

September 26, 2013

by and among

UNITED THERAPEUTICS CORPORATION,

as Borrower,

THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,

as the Guarantors

the Lenders referred to herein,
as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

WELLS FARGO SECURITIES, LLC,
as Sole Lead Arranger and Sole Book Manager

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Table of Contents (continued)

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Table of Contents (continued)

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EXHIBITS

Exhibit A	-	Form of Revolving Credit Note

Exhibit B	-	Form of Notice of Borrowing

Exhibit C	-	Form of Notice of Account Designation

Exhibit D	-	Form of Notice of Prepayment

Exhibit E	-	Form of Notice of Conversion/Continuation

Exhibit F	-	Form of Officer’s Compliance Certificate

Exhibit G	-	Form of Assignment and Assumption

Exhibit H	-	[Reserved]

Exhibit I-1 to I-4	-	U.S. Tax Compliance Certificates

Exhibit J	-	Form of Officer’s Certificate

SCHEDULES

Schedule 2.1	-	Lenders and Commitments

Schedule 5.16	-	Filings

Schedule 5.18	-	PATRIOT Act Information

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CREDIT AGREEMENT, dated as of September 26, 2013, by and among UNITED THERAPEUTICS CORPORATION, a Delaware corporation, as Borrower, certain Subsidiaries (as hereinafter defined) of the Borrower who are or may become party to this Agreement from time to time, as Guarantors, the lenders who are or may become party to this Agreement from time to time, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

The Borrower has requested, and, subject to the terms and conditions hereof, the Administrative Agent and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                   Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 9.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 11.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned thereto in Section 11.1(e).

“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Anti-Terrorism Order” means the Executive Order 13224, signed by President George W. Bush on September 23, 2001.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means, for the purposes of calculating the interest rate applicable to the Revolving Credit Loan, (i) 0.00% per annum for Base Rate Loans, and (ii) 0.50% per annum for LIBOR

Rate Loans.  The Applicable Margins set forth above shall be increased as, and to the extent, required by Section 3.13.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Wells Fargo Securities, LLC, in its capacity as sole lead arranger and sole bookrunner, and its successors.

“Asset Disposition” means the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary of a Credit Party whether by assignment, sale, lease, transfer, conveyance or otherwise, in a single transaction or in a series of transactions; provided, the sale of inventory by any Credit Party or any Subsidiary of a Credit Party in the ordinary course of business shall not constitute an Asset Disposition.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.10), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Bankruptcy Event” means any of the events described in Section 8.1(e).

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) except during any period of time during which a notice delivered to the Borrower under Section 3.8 shall remain in effect, LIBOR for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 3.1(a).

“Board” means the Board of Governors of the Federal Reserve System of the United States or any successor.

“Borrower” means United Therapeutics Corporation, a Delaware corporation.

“Borrower Materials” means any materials and/or information provided by or on behalf of the Borrower hereunder and made available to the Lenders by the Administrative Agent and/or the Arranger.

“Brokered Certificates of Deposit” or “Brokered CD’s” means an FDIC-insured certificate of deposit of any financial institution other than Wells Fargo obtained from or through the mediation or assistance of Wells Fargo or Affiliates and held in the Collateral Account.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease” means any lease of any property by the Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.  Notwithstanding the foregoing, any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a Capital Lease under GAAP as in effect on the Closing Date, shall not be treated as a Capital Lease solely as a result of the adoption after the Closing Date of changes in GAAP described in the Proposed Accounting Standards Update to Leases (Topic 840) issued by the Financial Accounting Standards Board on August 17, 2010 (as the same may be amended from time to time).

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

“Cash” means U.S. Dollars.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within ninety (90) days from the date of acquisition thereof, (b) commercial paper maturing no more than ninety (90) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than ninety (90) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Cash Management Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means a collective reference to the collateral security for the Secured Obligations which is identified in, and at any time will be covered by, the Security Documents; provided that there shall be excluded from the Collateral (a) any account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or Sanctioned Entity or (b) any lease in which the lessee is a Sanctioned Person or Sanctioned Entity.

“Collateral Account” means the Borrower’s account numbered 24014902 United Therapeutics #3 at Wells Fargo.

“Commercial Paper” means fixed rate debt instruments of domestic corporations rated A2 or higher by S&P and Prime 2 or higher by Moody’s.  Floating rate commercial paper and commercial paper of non-US corporations are not included in the term in this context.

“Commitment Fee” has the meaning assigned thereto in Section 3.3(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity” means any trade or business, whether or not incorporated, which is under common control with any Credit Party within the meaning of Section 4001 of ERISA or is part of a group which includes any Credit Party and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of determining liability under Section 302 of ERISA and Section 412 of the Code, which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means the securities account control agreement of even date herewith executed by and among the Borrower, Wells Fargo, as intermediary thereunder, and the Administrative Agent, which shall be in form and substance acceptable to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Corporate Bonds” means bonds of domestic corporations which are not convertible to equity and which are rated BBB- or higher by S&P and Baa3 or higher by Moody’s.  Bonds of non-U.S. corporations are not included in the term in this context.  “Short Term” Corporate Bonds are those with 5 years or less remaining until date of maturity; all others are “Longer Term”. “Convertible Corporate Bonds” are Corporate Bonds convertible to equity securities of the issuer and which are rated A or higher by S&P.

“Credit Parties” means, collectively, the Borrower and the Guarantors.

“Cure Period” has the meaning assigned thereto in Section 6.12.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 8.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 3.14(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans required to be funded by it hereunder within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.14(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.10(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.10(b)(iii)).

“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliate.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” has the meaning assigned thereto in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Traded Fund” or “ETF” means a security of an investment company formed under the Investment Company Act of 1940 which trades on a National Securities Exchange, whose investments track an index, commodity or basket of assets, having greater than $100,000,000.00 in total assets under management and a minimum fair market value greater than or equal to $4.00 per share except in the case of Money Market ETF’s which shall have a minimum fair market value greater than or equal to $1.00, and except that leveraged ETF’s and inverse or “bear market” ETF’s are not included in the term in this context.  ETF investment objective distinctions, as well as the factors that will exclude them from eligibility in this context, shall be identical to that applied in the case of Mutual Funds.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligations if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty Obligation with respect thereto) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 10.8 hereof and any and all guarantees of such Guarantor’s

Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Credit Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Credit Commitment (other than pursuant to an assignment request by the Borrower under Section 3.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.11(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.11(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extensions of Credit” means, as to any Lender at any time, (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding or (b) the making of any Loan by such Lender, as the context requires.

“Fair Market Value” or “FMV” means, as to any Collateral that is uncertificated, the per share or per unit closing sale price quoted or reported at the close of the immediately preceding business day in the Collateral Account, and, as to any Collateral that is certificated, the per share or per unit closing sale price quoted or reported at the close of the immediately preceding business day were such share or unit held in uncertificated form in a securities account at Wells Fargo or Affiliates (or in either case if not available, such other customary publication of securities closing sale prices as Wells Fargo may reasonably elect to reference) multiplied by the number of shares or units of like Collateral.  The aggregate Fair Market Value of the Collateral is the total of all such Fair Market Values so determined plus the amount of cash Collateral.  If Fair Market Value cannot be determined by the foregoing procedure, then Fair Market Value shall be determined by the Wells Fargo, in its sole discretion, by reference to the notional amount of such assets or to public information and procedures that may otherwise then be available.  All cash and other value references are to currency denominated in dollars of the United States.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Foreign Benefit Arrangement” means any employee benefit arrangement mandated by non-US law that is maintained or contributed to by any Credit Party or any Commonly Controlled Entity.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to United States law and is maintained or contributed to by any Credit Party or any Commonly Controlled Entity.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the National Association of Securities Dealers and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means, collectively, (a) Lung LLC, (b) with respect to (i) any Obligations under a Secured Hedge Agreement between any Credit Party (other than the Borrower) and any Hedge Bank and any Obligations under a Secured Cash Management Agreement owing by any Credit Party (other than the Borrower) to a Cash Management Bank, the Borrower and (ii) the payment and performance by each Specified Credit Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower, and (c) the successors and permitted assigns of the foregoing.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations pursuant to Article X.

“Guaranty Obligation” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedge Bank” means any Person that, at the time it enters into a Hedge Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Hedge Agreement.

“Increased Amount Date” has the meaning assigned thereto in Section 3.13(a).

“Incremental Lender” has the meaning assigned thereto in Section 3.13(a).

“Incremental Loans” has the meaning assigned thereto in Section 3.13(a).

“Incremental Revolving Credit Commitment” has the meaning assigned thereto in Section 3.13(a).

“Incremental Revolving Credit Increase” has the meaning assigned thereto in Section 3.13(a).

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all Capital Lease Obligations plus any accrued interest thereon, (i) all net obligations of such Person under Hedge Agreements, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon, (m) all obligations of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer and (n) obligations of such Person under non-compete agreements to the extent such obligations are quantifiable contingent obligations of such Person under GAAP principles.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Interest Period” has the meaning assigned thereto in Section 3.1(b).

“IRS” means the United States Internal Revenue Service, or any successor thereto.

“Lender” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 3.13.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“LIBOR” means,

(a)                                 for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

(b)                                 for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 - Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon clause (a) of the definition of “LIBOR Rate” as provided in Section 3.1(a).

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, (a) any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing and (b) the filing of, or the agreement to give, any UCC financing statement).

“Loan Documents” means, collectively, this Agreement, each Revolving Credit Note, the Security Documents, any Lender Joinder Agreement and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

“Loans” means the collective reference to the Revolving Credit Loans, and “Loan” means any of such Loans.

“Lung LLC” means Lung LLC, a Delaware limited liability company.

“Margin Value” means the Fair Market Value of the Collateral multiplied by the applicable percentage set forth in the following table:

Collateral Type	% of FMV

Cash and Cash Equivalents (in the Collateral Account)	95%

Wells Fargo Deposits (in the Collateral Account or otherwise directly pledged)	100%

Brokered Certificates of Deposit	85%

Commercial Paper	80%

US Government Obligations - Short Term	90%

US Government Obligations - Longer Term	80%

Corporate & Municipal Bonds — Short Term	80%

Corporate & Municipal Bonds — Longer Term	70%

Corporate Bonds — Convertible	50	% *

Mutual Funds - Money Market	95%

Mutual Funds/ETF’s — Bond — US Government (Short Term)	90	% *

Mutual Funds/ETF’s — Bond — US Government (General and Longer Term)	80	% *

Mutual Funds/ETF’s — Bond — Corporate & Municipal (Short Term)	80	% *

Mutual Funds/ETF’s — Bond — Corporate & Municipal (Longer Term)	70	% *

Mutual Funds/ETF’s — Bond — High Yield	60	% *

Mutual Funds/ETF’s — Bond — Global & International	55	% *

Wells Fargo Market Linked Certificates of Deposit	70	% *†

Wells Fargo Market Linked Notes	70	% *†

All Other Types of Collateral	0%

*  However, if Regulation U of the Federal Reserve Board applies then the lesser of the percentage stated or 50% shall be the percentage applied for these assets.

†  In the case of these asset types, the stated percentage is applied to FMV and the resulting amount may not exceed the notional amount.

“Market Value” means the aggregate Fair Market Value of the following types of Collateral:  Cash and Cash Equivalents in the Collateral Account; Wells Fargo Deposits in the Collateral Account or otherwise directly pledged; Brokered CD’s, Commercial Paper; US Government Obligations; Corporate and Municipal Bonds; Equities; Exchange Traded Funds, and Mutual Funds.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, assets or financial condition of the Borrower or of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations, when such obligations are required to be performed, under this Agreement, any of the Revolving Credit Notes or any other Loan Document or (c) the validity or enforceability of this Agreement, any of the Revolving Credit Notes or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Maturity Date” means the earliest to occur of (a) September 26, 2014, (b) the date of termination of the entire Revolving Credit Commitment pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 8.2.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding seven (7) years.

“Municipal Bonds” means bonds of state, city, county, municipality and other public entities rated BBB- or higher by S&P and Baa3 or higher by Moody’s.  “Short Term” Municipal Bonds are those with 5 years or less remaining until date of maturity; all others are “Longer Term”.

“Mutual Funds” means investment companies regulated under the Investment Company Act of 1940, except those regulated under Sections 4 and 26, that invest primarily in money markets securities (“Money Market”), short or longer term US government taxable or tax exempt bonds (“US Government”), short or longer term taxable corporate bonds (“Corporate”), short or longer term, insured and single state municipal bonds (“Municipal”), bonds that seek higher returns to compense increased risk of investing in lower rated issuers (“High Yield”), equities of US issuers in particular market capitalization segments (Large Cap, Mid Cap, “Multi Cap” and Small Cap), bonds and/or equities of non-US issuers (“International”) or worldwide including the US issuers (“Global”), or invest by designs to track the performance of the S&P 500 index (“S&P Index”), to provide both current income and growth potential (“Equity Income”), for balanced or allocated portfolios of securities (“Balanced”), for particular sectors of the economy (“Sector”) or for particular specialized traits associated with their investments made (“Specialty”), and which have greater than $100,000,000.00 in total assets under management and a minimum fair market value greater than or equal to $4.00 per share except in the case of Money Market Mutual Funds which shall have a minimum fair market value greater than or equal to $1.00. Leveraged mutual funds and inverse or “bear market” mutual funds, non-networked funds, funds organized under the laws of, and/or operated from within, countries other than the United States of America, and face-amount certificate and management companies are not included in the term in this context.

“National Securities Exchange” means the following securities exchanges registered with the SEC as national securities exchanges in accordance with Section 6 (a) of the Exchange Act:  NYSE Amex, LLC (formerly the American Stock Exchange), BATS Exchange, Inc., BATS Y-Exchange, Inc., NASDAQ OMX BX, Inc. (formerly the Boston Stock Exchange), C2 Options Exchange, Incorporated, Chicago Board Options Exchange, Incorporated, Chicago Stock Exchange, Inc., EDGA Exchange, Inc., EDGX Exchange, Inc., International Securities Exchange, LLC, National Stock Exchange, Inc., The NASDAQ Stock Market LLC, New York Stock Exchange, LLC, New York NYSE Arca, Inc., and NASDAQ OMX PHLX, Inc. (formerly the Philadelphia Stock Exchange).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.2 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Permitted Asset Disposition” means: (a) an Asset Disposition of all or substantially all of the property, business or assets of the Credit Parties, taken as a whole; or (b) an Asset Disposition of any Collateral that is not permitted pursuant to Section 6.12.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.2(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.2(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 3.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.3(c).

“Obligations” means, collectively, (a) all amounts owing by the Credit Parties to the Administrative Agent, any Lender or the Arranger pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Obligations under a Hedge Agreement owed by any Credit Party to any Hedge Bank, and (c) all Obligations under Cash Management Agreements owed by any Credit Party to any Cash Management Bank,  together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, that with respect to any Credit Party, “Obligations” shall exclude any Excluded Swap Obligations with respect to such Credit Party.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 312(b)).

“Participant” has the meaning assigned thereto in Section 11.10(d).

“Participant Register” has the meaning specified in Section 11.10(e).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates.

“Permitted Liens” means has the meaning assigned thereto in Section 7.1.

“Person” means any natural person, corporation, limited liability company, trust, business trust, joint stock company, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means, any employee benefit plan as defined in Section 3(3) of ERISA and in respect of which any Credit Party or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned thereto in Section 11.1(e).

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Prohibited Transaction” has the meaning assigned thereto in Section 4975 of the Code.

“Public Lenders” means certain “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the Guaranty under Section 10.1 or the grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Credit Party that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulation promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Register” has the meaning assigned thereto in Section 11.10(c).

“Regulation U” means Regulation U of the Board, as amended, modified, succeeded or replaced from time to time.

“Regulation X” means Regulation X of the Board, as amended, modified, succeeded or replaced from time to time.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived.

“Required Lenders” means, as of any date of determination, Lenders holding at least 66 2/3% of the Total Credit Exposure.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law” means, as to any Person, (a) the articles or certificate of incorporation, by-laws or other organizational or governing documents of such Person, and (b) all international, foreign, federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including, without limitation, the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (in each case whether or not having the force of law); in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person reasonably acceptable to the Administrative Agent.  Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Revolving Credit Commitment” means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 3.13) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 3.13).  The aggregate Revolving Credit Commitment of all the Lenders on the Closing Date shall be $75,000,000.

“Revolving Credit Commitment Percentage” means, as to any Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the Revolving Credit Commitment of all the Lenders.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility established pursuant to Section 3.13).

“Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Revolving Credit Loans made by such Lender, substantially in the form attached as Exhibit A, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Revolving Credit Outstandings” means the aggregate outstanding principal amount of Revolving Credit Loans after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

“Sanctioned Entity” means (a) a Sanctioned Country, (b) the government (or an agency of the government of a Sanctioned Country), (c) an organization directly or indirectly controlled by a Sanctioned Country or its government, or (d) a Person or natural person resident in or determined to be resident in a Sanctioned Country.

“Sanctioned Person” means a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Credit Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement, in each case that is entered into by and between any Credit Party and any Hedge Bank.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement and (ii) any Secured Cash Management Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Securities Account” shall have the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Security Agreement” means the security agreement of even date herewith executed by the Borrower in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, which shall be in form and substance acceptable to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means the collective reference to the Security Agreement, the Control Agreement and each other agreement or writing pursuant to which any Credit Party purports to pledge or grant a security interest in any property or assets securing the Secured Obligations or any such Person purports to guaranty the payment and/or performance of the Secured Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Single Employer Plan” means any Plan (other than a Multiemployer Plan), which is subject to the provisions of Section 302 or Title IV of ERISA or Sections 412 and 430 of the Code.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Credit Party” means each Credit Party that is, at the time on which the relevant Guaranty or grant of the relevant security interest under the Loan Documents by such Credit Party becomes effective with respect to a Swap Obligation, a corporation, partnership, proprietorship, organization, trust or other entity that would not be an “eligible contract participant” under the Commodity Exchange Act at such time but for the effect of Section 10.8.

“Subordinated Debt” means any Indebtedness incurred by any Credit Party which by its terms is specifically subordinated in right of payment to the prior payment of the Obligations and contains subordination and other terms acceptable to the Administrative Agent.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency).  Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Total Credit Exposure” means, as to any Lender at any time, the unused Revolving Credit Commitments and Revolving Credit Outstandings of such Lender at such time.

“Trading with the Enemy Act” shall have the meaning set forth in Section 5.18(a).

“Transactions” means, collectively, the closing of this Agreement and the other Loan Documents (including, without limitation, the initial borrowings under the Loan Documents and the payment of fees and expenses in connection with all of the foregoing).

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

“United States” means the United States of America.

“US Government Obligations” means US Treasury Bills, US Treasury Bonds and Notes, US Government Zero Coupon Bonds, Government National Mortgage Association fixed income securities and U.S. Government sponsored enterprise (Federal Home Loan Banks, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Government National Mortgage Association, Federal Farm Credit Banks, and Federal Agricultural Mortgage Corporation) fixed income securities.  “Short Term” US Government Obligations are those with 5 years or less remaining until date of maturity; all others are “Longer Term”.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.11(f).

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

“Wells Fargo Deposits” means acceptable certificates of deposit and savings accounts of Wells Fargo, in the Collateral Account or otherwise directly pledged as Collateral.  Wells Fargo Command accounts, 7-day CD’s, callable CD’s, demand deposit, money market and uninsured deposit accounts of any kind, brokered and market linked certificates of deposit, and deposits or accounts of any other financial institution are not included in the term in this context.

“Wells Fargo Market Linked Certificates of Deposit” or “WFMLCD” means FDIC insured and CUSIP numbered certificates of deposit issued by Wells Fargo which provide at maturity the return of the entire original deposit amount and an interest payment based on performance of a specified market measure during the term thereof, which may be liquidated at any time without penalty or fee, which are not subject to any lock up periods, and which have no more than 96 months remaining until maturity.  Market linked certificates of deposit not FDIC insured, lacking a CUSIP number, of issuers other than Wells Fargo, returning only some portion of the original deposit amount, or subject to liquidation fees or penalties or lock up periods of any kind, are not included in the term in this context.

“Wells Fargo Market Linked Notes” or “WFMLN” means CUSIP numbered notes issued by Wells Fargo & Company which provide at maturity the return of the entire original principal amount and an interest payment based on performance of a specified market measure during the term thereof, which may be liquidated at any time without penalty or fee, which are not subject to any lock up periods, and which have no more than 96 months remaining until maturity.  Market linked notes lacking a CUSIP number, of issuers other than Wells Fargo & Company, returning only a portion of the original principal amount, or subject to liquidation fees or penalties or lock up periods of any kind, are not included in the term in this context.

“Withholding Agent” means the Borrower and the Administrative Agent.

Section 1.2                                   Other Definitions and Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including” and (k) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.3                                   Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared, in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 6.1(a), except as otherwise specifically prescribed herein (including, without limitation, as prescribed by Section 11.9).

Section 1.4                                   UCC Terms.  Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.  Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

Section 1.5                                   Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.6                                   References to Agreement and Laws.  Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.7                                   Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.8                                   Guaranty Obligations.  Unless otherwise specified, the amount of any Guaranty Obligation shall be the lessor of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation.

ARTICLE II

REVOLVING CREDIT FACILITY

Section 2.1                                   Revolving Credit Loans.  Subject to the terms and conditions of this Agreement (including Section 6.12) and the other Loan Documents, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through, but not including, the Maturity Date as requested by the Borrower in accordance with the terms of Section 2.2; provided, that (a) the Revolving Credit Outstandings shall not exceed the lesser of (i) the Revolving Credit Commitment and (ii) Margin Value of the Collateral and (b) the Revolving Credit Outstandings of any Lender shall not at any time exceed such Lender’s Revolving Credit Commitment.  Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Revolving Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion.  Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Maturity Date.

Section 2.2                                   Procedure for Advances of Revolving Credit Loans.

(a)                                 Requests for Borrowing.  The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 10:00 a.m. on the same Business Day of its intention to borrow, specifying (i) the date of such borrowing, which shall be a Business Day, (ii) the amount of such borrowing, which shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (iii) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans.  A Notice of Borrowing received after 10:00 a.m. shall be deemed received on the next Business Day.  The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

(b)                                 Disbursement of Revolving Credit Loans.  Not later than 1:00 p.m. on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date.  The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the

Administrative Agent from time to time.  Subject to Section 3.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.2 to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan.

Section 2.3                                   Repayment and Prepayment of Revolving Credit Loans.

(a)                                 Repayment on Termination Date.  The Borrower hereby agrees to repay the outstanding principal amount of all Revolving Credit Loans in full on the Maturity Date, together, with all accrued but unpaid interest thereon.

(b)                                 Mandatory Prepayments.  If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied to the principal amount of outstanding Revolving Credit Loans.

(c)                                  Optional Prepayments.  The Borrower may at any time and from time to time prepay Revolving Credit Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 10:00 a.m. on the same Business Day, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender.  If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice.  Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.  A Notice of Prepayment received after 10:00 a.m. shall be deemed received on the next Business Day.  Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 3.9 hereof.

(d)                                 Limitation on Prepayment of LIBOR Rate Loans.  The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 3.9 hereof.

(e)                                  Hedge Agreements.  No repayment or prepayment pursuant to this Section 2.3 shall affect any of the Borrower’s obligations under any Hedge Agreement.

Section 2.4                                   Permanent Reduction of the Revolving Credit Commitment.

(a)                                 Voluntary Reduction.  The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof.  Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Lender according to its Revolving Credit Commitment Percentage.  All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination.

(b)                                 Corresponding Payment.  Each permanent reduction permitted pursuant to this Section 2.4 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans after such reduction to the Revolving Credit Commitment as so reduced.  Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and shall result in the termination of the Revolving Credit Commitment and the Revolving Credit Facility.  If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 3.9 hereof.

Section 2.5                                   Termination of Revolving Credit Facility.  The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Maturity Date.

ARTICLE III

GENERAL LOAN PROVISIONS

Section 3.1                                   Interest.

(a)                                 Interest Rate Options.  Subject to the provisions of this Section 3.1, at the election of the Borrower, Revolving Credit Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin.  The Borrower shall select the rate of interest applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2.  Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

(b)                                 Interest Periods.  In connection with each LIBOR Rate Loan, the Interest Period shall be a period of one (1) month; provided that:

(i)                                     the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii)                                  if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii)                               any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv)                              no Interest Period shall extend beyond the Maturity Date; and

(v)                                 there shall be no more than four (4) Interest Period in effect at any time.

(c)                                  Default Rate.  Subject to Section 8.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), (f), (i) or (j), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent.  Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(d)                                 Interest Payment and Computation.  Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar month commencing October 31, 2013; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto.  All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(e)                                  Maximum Rate.  In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis.  It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

Section 3.2                                   Notice and Manner of Conversion or Continuation of Loans.  Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the Closing Date all or any portion of any outstanding Base Rate Loans in a principal amount equal to $1,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans.  Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 10:00 a.m. on the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan.  The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

Section 3.3                                   Fees.

(a)                                 Commitment Fee.  Commencing on the Closing Date, subject to Section 3.14(a)(iii), the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to 0.06% on the average daily unused portion of the Revolving Credit Commitment of the Lenders (other than the Defaulting Lenders, if any).  The Commitment Fee shall be payable in arrears on the last Business Day of each calendar month during the term of this Agreement commencing October 31, 2013 and ending on the date upon which all Obligations (other than contingent indemnification and expense reimbursement obligations not then due or asserted) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full and the Revolving Credit Commitment has been terminated.  Such Commitment Fee shall be distributed by the Administrative Agent to the Lenders (other than any Defaulting Lender) pro rata in accordance with such Lenders’ respective Revolving Credit Commitment Percentages.

(b)                                 Other Fees.  The Borrower shall pay to the Lenders such fees, if any, as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 3.4                                   Manner of Payment.

(a)                                 Sharing of Payments.  Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever.  Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 8.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes.  Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Revolving Credit Commitment Percentage (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender.  Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 3.9, 3.10, 3.11 or 11.3 shall be paid to the Administrative Agent for the account of the applicable Lender.  Subject to Section 3.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

(b)                                 Defaulting Lenders.  Notwithstanding the foregoing clause (a), if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 3.14(a).

Section 3.5                                   Evidence of Indebtedness.  The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note which shall evidence such Lender’s Revolving Credit Loans in addition to such accounts or records.  Each Lender may attach schedules to its Revolving Credit Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Section 3.6                                   Adjustments.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 3.9, 3.10, 3.11 or 11.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii)                                  the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any of its Subsidiaries (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 3.7                                   Obligations of Lenders.

(a)                                 Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)                                 Nature of Obligations of Lenders Regarding Extensions of Credit.  The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.  The failure of any Lender to make available its Revolving Credit Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Revolving Credit Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Revolving Credit Commitment Percentage of such Loan available on the borrowing date.

Section 3.8                                   Changed Circumstances.

(a)                                 Circumstances Affecting LIBOR Rate Availability.  In connection with any request for a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined with reference to LIBOR or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower.  Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined with reference to LIBOR and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR shall be suspended, and (x) in the case of LIBOR Rate Loans, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 3.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period; or (y) in the case of Base Rate Loans as to which the interest rate is determined by reference to LIBOR, the Borrower shall convert the then outstanding principal amount of each such Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period.

(b)                                 Laws Affecting LIBOR Rate Availability.  If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders.  Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined by reference to LIBOR, and the right of the Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined by reference to LIBOR shall be suspended and thereafter the Borrower may select only Base Rate Loans as to which the interest rate is not determined by reference to LIBOR hereunder, (ii) all Base Rate Loans shall cease to be determined by reference to LIBOR and (iii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR for the remainder of such Interest Period.

Section 3.9                                   Indemnity.  The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor.  The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.  A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

Section 3.10                            Increased Costs.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(iii)                               impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, the Borrower shall promptly pay to any such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.  It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Revolving Credit Commitment under current Applicable Laws, regulations and regulatory guidelines.  In the event the Lenders shall be advised by any Governmental Authority or shall otherwise determine on the basis of pronouncements of any Governmental Authority that such understanding is incorrect, it is agreed that the Lenders will be entitled to make claims under this Section 3.10 (each such claim to be made within a reasonable period of time after the period to which it relates) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 3.10 and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 3.10 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.11                            Taxes.

(a)                                 [Reserved].

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.11) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding of Indemnified Taxes been made.

(c)                                  Payment of Other Taxes by the Borrower.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Credit Parties.  The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.11) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                                   Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.11(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x)

a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)                                  Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund (including any application or carryover of such refund amount to reduce any amount otherwise payable to the refunding Governmental Authority) of any Taxes as to which it has been indemnified pursuant to this Section 3.11 (including by the payment of additional amounts pursuant to this Section 3.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                 Indemnification of the Administrative Agent.  Each Lender shall severally indemnify the Administrative Agent within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.10(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h). The agreements in paragraph (h) shall survive the resignation and/or replacement of the Administrative Agent.

(i)                                     Survival.  Each party’s obligations under this Section 3.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.12                            Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.10, or requires the Borrower to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.10 or Section 3.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 3.10, or if the Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.10), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.10 or 3.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)                                     the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.10;

(ii)                                  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 3.10 or payments required to be made pursuant to Section 3.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)                              such assignment does not conflict with Applicable Law; and

(v)                                 in the case of any assignment resulting from  a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 3.13                            Incremental Loans.

(a)                                 At any time, the Borrower may by written notice to the Administrative Agent elect to request one or more increases in the Revolving Credit Commitments, an “Incremental Revolving Credit Commitment”) to make incremental revolving credit loans (any such increase, an “Incremental Revolving Credit Increase” and, the loans made pursuant to such Incremental Revolving Credit Increase, the “Incremental Loans”);

provided that (1) the total aggregate amount for all such Incremental Revolving Credit Commitments shall not (as of any date of incurrence thereof) exceed $75,000,000 and (2) the total aggregate amount for each Incremental Revolving Credit Commitment shall not be less than a minimum principal amount of $25,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1).  Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Revolving Credit Commitment shall be effective, which shall be a date not less than fifteen (15) Business Days after the date on which such notice is delivered to Administrative Agent.  The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Revolving Credit Commitment (any such Person, an “Incremental Lender”).  Any Lender or any Incremental Lender offered or approached to provide all or a portion of any Incremental Revolving Credit Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Credit Commitment.  Any Incremental Revolving Credit Commitment shall become effective as of such Increased Amount Date; provided that:

(A)                               no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to any Incremental Revolving Credit Commitment;

(B)                               the proceeds of any Incremental Loans  shall be used for general corporate purposes of the Borrower and its Subsidiaries;

(C)                               each Incremental Revolving Credit Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis;

(D)                               in the case of each Incremental Revolving Credit Increase (the terms of which shall be set forth the relevant Lender Joinder Agreement):

(x)                                 such Incremental Revolving Credit Increase shall mature on the Maturity Date, shall bear interest at an interest rate as agreed by the parties at that time and otherwise shall be subject to the same terms and conditions as the Revolving Credit Loans;

(y)                                 the outstanding Revolving Credit Loans will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Revolving Credit Commitment Percentages (and the Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 3.9 in connection with such reallocation as if such reallocation were a repayment); and

(z)                                  except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Credit Increase shall, except to the extent otherwise provided in this Section 3.13, be identical to the terms and conditions applicable to the Revolving Credit Facility;

(E)                                such Incremental Revolving Credit Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.13); and

(F)                                 the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Loan) reasonably requested by Administrative Agent in connection with any such transaction.

(b)                                 The Incremental Lenders shall be included in any determination of the Required Lenders, and the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.

(c)                                  On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Lender hereunder with respect to such Incremental Revolving Credit Commitment.

Section 3.14                            Defaulting Lenders.

(a)                                 Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)                                  Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.  No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)                                 Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Revolving Credit Commitments under the Revolving Credit Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE IV

CONDITIONS OF CLOSING AND BORROWING

Section 4.1                                   Conditions to Closing and Initial Extensions of Credit.  The obligation of the Lenders to close this Agreement and to make the initial Loans, if any, is subject to the satisfaction of each of the following conditions:

(a)                                 Executed Loan Documents.  This Agreement, a Revolving Credit Note in favor of each Lender requesting a Revolving Credit Note (if requested thereby) and the Security Documents, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

(b)                                 Closing Certificates; Etc.  The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     Officer’s Certificate.  A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects); (B) none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; (C) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing; (D) since December 31, 2012, no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect; and (E) each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 4.1 and Section 4.2.

(ii)                                  Certificate of Secretary of each Credit Party.  A certificate of a Responsible Officer of each Credit Party substantially in the form attached as Exhibit J certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) the certificate required to be delivered pursuant to Section 4.1(b)(iii).

(iii)                               Certificates of Good Standing.  A certificate as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization.

(iv)                              Opinions of Counsel.  Favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Lenders shall reasonably request (which such opinions shall expressly permit reliance by permitted successors and assigns of the addressees thereof).

(c)                                  Personal Property Collateral.

(i)                                     Filings and Recordings.  The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral.

(ii)                                  Lien Search.  The Administrative Agent shall have received the results of a Lien search, in form and substance reasonably satisfactory thereto, made against the Credit Parties (A) under the UCC as in effect in each jurisdiction in which filings or recordations under the UCC should be made to evidence or perfect security interests in all assets of such Credit Party, indicating that the Collateral is free and clear of any Lien (except for Permitted Liens) and (B) regarding judgments and taxes.

(d)                                 Consents; Defaults.

(i)                                     Governmental and Third Party Approvals.  The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(ii)                                  No Injunction, Etc.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

(e)                                  Financial Matters.

(i)                                     Financial Statements.  The Administrative Agent shall have received (A) the audited Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2012 and the related audited statements of income and retained earnings and cash flows for the fiscal year then ended and (B) unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2013 and related unaudited interim statements of income and retained earnings.

(ii)                                  Payment at Closing. The Borrower shall have paid (A) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (B) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including, without duplication of any amounts paid under Section 3.11(c), all fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(f)                                   Miscellaneous.

(i)                                     Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.2(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.

(ii)                                  PATRIOT Act.  The Borrower and each of the Guarantors shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act.

(iii)                               FR Form U-1.  The Borrower shall have provided to the Administrative Agent and the Lenders an FR Form U-1 with Part I completed and executed.

(iv)                              Other Documents.  All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent.  The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

Without limiting the generality of the provisions of the last paragraph of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 4.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.2                                   Conditions to All Extensions of Credit.  The obligations of the Lenders to make or participate in any Extensions of Credit (including the initial Extension of Credit), convert or continue any Loan are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

(a)                                 Continuation of Representations and Warranties.  The representations and warranties contained in Article V shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects, on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects as of such earlier date).

(b)                                 No Existing Default.  No Default or Event of Default shall have occurred and be continuing on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date.

(c)                                  Notices.  The Administrative Agent shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.2 or Section 3.2, as applicable.

(d)                                 Additional Documents.  The Administrative Agent shall have received each additional document, instrument, legal opinion or other item reasonably requested by it.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, the Borrower, on behalf of each of the Credit Parties, hereby represents and warrants as of the Closing Date to the Administrative Agent and to each Lender that:

Section 5.1                                   Financial Statements.   The audited Consolidated balance sheets of the Borrower as of December 31, 2012, and the related Consolidated statements of income and retained earnings and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the Consolidated financial condition of the Borrower as at each such date, and the Consolidated results of its operations and its Consolidated retained earnings and cash flows for the respective fiscal years then ended.  The unaudited Consolidated balance sheets of the Borrower as at June 30, 2013, and the related unaudited Consolidated statements of income and retained earnings and of cash flows for the portion of the fiscal year ended on each such date, present fairly the Consolidated financial condition of the Borrower as at such date, and the Consolidated results of its operations and its Consolidated retained earnings and cash flows for the portion of the fiscal year then ended (subject to normal year-end audit adjustments).  All such financial statements, including, without limitation, the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).

Section 5.2                                   No Material Adverse Change.   Since December 31, 2012, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.3                                   Existence; Compliance with Law.   Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, (c) is qualified to do business in each jurisdiction where such qualification is required, except to the extent that the failure to qualify therein could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.4                                   Power; Authorization; Enforceable Obligations.   Each Credit Party has the power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and, in the case of the Borrower, the borrowings on the terms and conditions of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the other Loan Documents.  This Agreement and each other Loan Document to which it is a party have been duly executed and delivered on behalf of each Credit Party which is a party thereto.  This Agreement and each other Loan Document to which it is a party constitute a legal, valid and binding obligation of each Credit Party which is a party thereto, enforceable against each such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 5.5                                   No Legal Bar.   The execution, delivery and performance of the Loan Documents to which any Credit Party is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Credit Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Liens created by the Security Documents).

Section 5.6                                   No Material Litigation.   Except as set forth on the Borrower’s 10-K for the fiscal year ended December 31, 2012 and the Borrower’s 10-Q for the quarterly period ended June 30, 2013, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Credit Party, threatened in writing by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

Section 5.7                                   No Default.  No Default or Event of Default has occurred and is continuing.

Section 5.8                                   Ownership of Collateral; Liens.  The Borrower has good title to all of the Collateral, and none of the Collateral is subject to any Lien except Permitted Liens.

Section 5.9                                   [Reserved].

Section 5.10                            Taxes.   Each Credit Party and each of its Subsidiaries has filed or caused to be filed all federal and state income and other material Tax returns and reports required to be filed and has paid all Taxes shown to be due and payable on said returns and all other material Taxes imposed upon it or any of its property by any Governmental Authority (other than (a) Taxes not yet delinquent or any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be and (b) Taxes with respect to which the failure to pay could not reasonably be expected to have a Material Adverse Effect); no material Tax Lien has been filed, and no claim is being asserted, with respect to any such Tax.

Section 5.11                            Accuracy of Information.   No document, certificate or written statement furnished by any Credit Party to the Administrative Agent or the Lenders or any of them, in each case, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (excluding the projections and financial models referred to in the next succeeding sentence), contained as of the date such written statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not materially misleading.  The projections and financial models that have been or hereafter may be prepared (if any) by any Credit Party or any of its representatives and made available to the Administrative Agent or the Lenders have been or will be prepared in good faith based upon assumptions believed by the management of the Credit Parties to be reasonable, it being recognized that such projections and financial models, as they relate to future events, are not to be viewed as fact and that actual results during the period or periods covered thereby may differ materially from the projected results set forth therein.  There is no fact known to any Credit Party on the Closing Date that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in such other documents, certificates and written statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

Section 5.12                            Federal Regulations.   No part of the proceeds of any Loan, and no other Extension of Credit, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect, in each case in violation of the provisions of the regulations of the Board or (b) for any purpose that violates the provisions of the regulations of the Board.  No more than 25% of the value of the assets of the Borrower governed by the provisions of this Agreement (including, without limitation, the Collateral) constitutes margin stock.

Section 5.13                            ERISA.

(a)                                 During the five-year period prior to the date on which this representation is made or deemed made, each Plan has complied in all respects with the applicable provisions of ERISA and the Code, except to the extent that the liability which could reasonably be expected to result from noncompliance could not reasonably be expected to have a Material Adverse Effect.  Neither any Credit Party nor any Commonly Controlled Entity currently participates in or sponsors any Single Employer Plan or Multiemployer Plan nor has any Credit Party or Commonly Controlled Entity participated in or sponsored a Single Employer Plan or a Multiemployer Plan within the prior seven (7) years.

(b)                                 Neither any Credit Party nor any Commonly Controlled Entity has any liability with respect to a Foreign Plan or Foreign Benefit Arrangement.

Section 5.14                            Investment Company Act; Other Regulations.   Neither any Credit Party nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  Neither the Borrower nor any of its Subsidiaries is subject to regulation under any federal or state statute or regulation (other than Regulation X) which limits its ability to incur Indebtedness.

Section 5.15                            Purpose of the Loan.   The proceeds of the Loan shall be used to repay existing Indebtedness of the Borrower and otherwise for general corporate purposes, including share repurchases.

Section 5.16                            Security Documents.   The Security Documents are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Collateral described in the Security Documents, when (x) the filings specified on Schedule 5.16 in appropriate form are filed in the offices specified on Schedule 5.16 and (y) the Borrower, the Administrative Agent and Wells Fargo have entered into the Control Agreement, the Security Documents shall constitute a fully perfected Lien, to the extent such security interests can be perfected by filings in public filing offices or by execution of the Control Agreement, as applicable, on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral, for the existence of Permitted Liens).

Section 5.17                            Solvency.   After giving effect to the Transactions solely as of the Closing Date and not thereafter, (a) each of the Credit Parties is Solvent and is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (b) the fair saleable value of each Credit Party’s assets, measured on a going concern basis, exceeds all probable liabilities, including, without limitation, those to be incurred pursuant to this Agreement.  After giving effect to the Transactions, none of the Credit Parties (i) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (ii) has incurred, or believes that it will incur debts beyond its ability to pay such debts as they become due.  In executing the Loan Documents and consummating the Transactions, none of the Credit Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Credit Parties is or will become indebted.

Section 5.18                            Anti-Terrorism Laws.

(a)                                 Neither any Credit Party nor any of their Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.) (the “Trading with the Enemy Act”), as amended.  Neither any Credit Party nor any of their Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the PATRIOT Act.  None of the Credit Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

(b)                                 Set forth on Schedule 5.18 as of the Closing Date, and as of the last date such Schedule was required to be updated in accordance with Section 6.10, is the following information for each Credit Party:  the exact legal name and any legal names of such Credit Party in the four (4) months prior to the Closing Date, the state of incorporation or organization, the type of organization, the jurisdictions in which such Credit Party is qualified to do business, the chief executive office, the principal place of business, the business phone number, the organization identification number, the federal tax identification number and ownership information (e.g. if publicly held or private).

Section 5.19                            Compliance with OFAC Rules and Regulations.

(a)                                 None of the Credit Parties nor any of their respective Affiliates is in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(b)                                 None of the Credit Parties nor any of their respective Subsidiaries, nor to the knowledge of any Credit Party or any of their Subsidiaries, any of their Affiliates (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has more than 10% of its assets located in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  No proceeds of the Loan will be used nor have any been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.

Section 5.20                            Compliance with FCPA.   Each of the Credit Parties and their Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto.  None of the Credit Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Borrower, on behalf of each of the Credit Parties, hereby covenants and agrees on the Closing Date and thereafter (a) for so long as this Agreement is in effect and (b) until no Revolving Credit Note remains outstanding and unpaid and the Obligations and all other amounts owing to the Administrative Agent or any Lender hereunder are paid in full, that (for the duration of time described in the foregoing subsections (a) and (b)) each Credit Party shall, and shall cause each of its Subsidiaries to:

Section 6.1                                   Financial Statements.   Furnish to the Administrative Agent and each of the Lenders:

(a)                                 as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the related Consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without qualification, by independent certified public accountants of nationally recognized standing; and

(b)                                 as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three (3) quarterly periods of each fiscal year of the Borrower (commencing with the fiscal quarter ending September 30, 2013), the unaudited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited Consolidated statements of income and retained earnings and of cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as may be approved by such Responsible Officer or accountants, as the case may be, and disclosed therein).  The Borrower’s obligation to furnish such statements is subject to the final paragraph of Section 6.2.

Section 6.2                                   Certificates; Other Reports.  Furnish to the Administrative Agent and each of the Lenders:

(a)                                 concurrently with the delivery of the financial statements referred to in Section 6.1(a) and within fifteen (15) days after the delivery of the financial statements referred to in Section 6.1(b), an Officer’s Compliance Certificate (i) stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) certifying that the financial statements delivered for such period are fairly stated in all material respects (subject to normal year-end audit adjustments); and

(b)                                 promptly, such additional financial and other information as any Lender may from time to time reasonably request.

Notwithstanding the foregoing provisions of Sections 6.1(a) and 6.1(b), as of the date items are to be furnished to the Administrative Agent and the Lenders under such Sections 6.1(a) and 6.1(b), to the extent the Borrower files the various financial statements, reports, statements and any other materials referred to in Sections 6.1(a) and 6.1(b), as applicable, with the SEC and such financial statements, reports, statements and other materials are publicly available on the SEC website, then the Borrower shall be deemed to have furnished such financial statements, reports, statements and other such information pursuant to Sections 6.1(a) and 6.1(b), as applicable, as of the date such applicable items become publicly available on the SEC website.

Section 6.3                                   Payment of Obligations.   Pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Credit Party or such Subsidiary or (b) the failure to pay the same could not reasonably be expected to have a Material Adverse Effect.

Section 6.4                                   Conduct of Business; Maintenance of Existence.   Continue to engage in its now current business (which is comprised of the development and commercialization of therapeutic products), any related business or any reasonable extensions thereof and to (a) preserve, renew and keep in full force and effect its existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of such business, except, in the case of this clause (b), to the extent that the failure to maintain such rights, privileges and franchises could not reasonably be expected to have a Material Adverse Effect.

Section 6.5                                   Compliance with Laws.  Comply with all Requirements of Law except to the extent that failure to comply therewith, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 6.6                                   Insurance.  Maintain with financially sound and reputable insurance companies insurance in such form and upon such terms and in such amounts and against such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, except to the extent that failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect.

Section 6.7                                   Inspection of Property; Books and Records; Discussion.  (a) Keep proper books of records and account in which complete and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit appropriate representatives of the Administrative Agent or any Lender to (i) visit any property where its financial records are maintained and examine and make abstracts from any of its financial records as often as may be reasonably requested, in each case (prior to the occurrence of a Default, no more frequently than once per calendar year but from and after the occurrence of any Default or Event of Default and during the continuance thereof, without limitation as to the frequency of such visits and inspections) during normal business hours and upon reasonable prior notice specifying the purpose of such visit and inspection, and (ii) discuss the business, operations, properties and financial condition of the Borrower and its Subsidiaries with Responsible Officers of the Borrower and its Subsidiaries and with the Borrower’s independent certified public accountants (any such discussion with such accountants to be in the presence of a Responsible Officer of the Borrower unless an Event of Default has occurred and is continuing). In light of the nature of the businesses in which the Borrower and its Subsidiaries will engage, it is understood and agreed that, unless an Event of Default has occurred and is continuing, the Borrower may limit the access of representatives of the Administrative Agent and any Lender to any property of the Borrower and its Subsidiaries if the Borrower determines in good faith, after consultation with the Administrative Agent, that such access to such property would significantly disrupt the normal conduct of the business conducted on such property.

Section 6.8                                   Notices.   Promptly give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of the occurrence of any Default or Event of Default.  Each notice pursuant to this Section 6.8 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, the Borrower proposes to take with respect thereto.

Section 6.9                                   Pledged Assets.

(a)                                 Priority.  From the Closing Date until the date on which all of the Obligations have been fully and finally paid and performed, cause all Collateral to be, at all times, subject to a valid, first priority perfected Lien, in favor of the Administrative Agent on behalf of the Lenders, granted by the Credit Parties subject only to Permitted Liens.

(b)                                 Perfection of Security Interest by Filing, Etc.  Execute and deliver to the Administrative Agent and/or record or file such agreements, assignments or instruments and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder and under the other Loan Documents are perfected, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder.  Each Credit Party hereby authorizes the Administrative Agent to prepare and file such financing statements (including, without limitation, continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem reasonably necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.  Each Credit Party agrees to mark its books and records to reflect the security interest of the Administrative Agent in the Collateral.

(c)                                  Other Liens.  Defend its interests in the Collateral against the claims and demands of all other parties claiming an interest therein and keep the Collateral free from all Liens, except for Permitted Liens.  Neither the Administrative Agent nor any Lender authorizes any Credit Party to, and no Credit Party shall, sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under this Agreement.

Section 6.10                            Further Assurances, Etc.

(a)                                 Public/Private Designation.  Cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Credit Parties to the Administrative Agent and Lenders (collectively, “Information Materials”) and will designate Information Materials (i) that are either available to the public or not material with respect to the Credit Parties and their Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (ii) that are not Public Information as “Private Information”.

(b)                                 Additional Information.  Provide such information regarding the operations, business affairs and financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent or any Lender may reasonably request.

(c)                                  Further Assurances.  (i) Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the UCC or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Loan Documents and all applicable Requirements of Law and (ii) the Borrower will notify the Administrative Agent in the event that any Credit Party intends to change its name on the public record of the state of its organization or its “location” (as such term is used in Article 9 of any applicable UCC) at least thirty (30) days before such change is made.

Section 6.11                            Regulatory Approvals.  Promptly, and at its expense, to execute and deliver, or cause to be executed and delivered, all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law to acquire any consent, approval, registration, qualification or authorization of any Governmental Authority or any other Person deemed necessary or appropriate for the effective exercise of any of the rights under this Agreement.

Section 6.12                            Margin Value of Collateral.  In the event the Margin Value of the Collateral is at any time less than or equal to the aggregate Revolving Credit Outstandings, the Borrower agrees that within three (3) Business Days of receiving written notice from the Administrative Agent (the “Cure Period”), either (a) the Borrower shall cause additional Collateral to be credited to the Collateral Account or (b) the Borrower shall prepay the Revolving Credit Loans to an amount necessary to reduce the aggregate Revolving Credit Outstandings, in each case, such that the aggregate Revolving Credit Outstandings is below the Margin Value of the Collateral.  Further, in the event the aggregate Revolving Credit Outstandings is not reduced or additional Collateral is not provided during the Cure Period such that the Margin Value of the Collateral exceeds the aggregate Revolving Credit Outstandings, the Administrative Agent shall have the option as selected by the Administrative Agent in its sole and absolute discretion, without notice to the Borrower, to sell or require the Borrower to sell all or any portion of the Collateral necessary to either (x) reduce the aggregate Revolving Credit Outstandings to a level below the Margin Value of the Collateral or (y) pay off the aggregate Revolving Credit Outstandings in full.  In addition to the foregoing, the Borrower shall not remove any Collateral from the Securities Account at any time such that the aggregate Revolving Credit Outstandings equals or exceeds the Margin Value of the Collateral.  For the avoidance of doubt and subject to the immediately preceding sentence, the Borrower may withdraw or otherwise remove any Collateral from the Securities Account at any time the Margin Value of the Collateral exceeds the aggregate Revolving Credit Outstandings both before and after such removal, and the Liens created by any of the Security Documents on such Collateral so removed from the Securities Account shall be automatically released without need for further action by any Person.

Section 6.13                            Federal Regulations.  If requested by any Lender or the Administrative Agent from time to time, furnish to the Administrative Agent and each of the Lenders a statement confirming the representation and warranty set forth in Section 5.12 at such time in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U of the Board in effect at such time.

ARTICLE VII

NEGATIVE COVENANTS

The Borrower, on behalf of each of the Credit Parties, hereby covenants and agrees on the Closing Date and thereafter (a) for so long as this Agreement is in effect and (b) until no Revolving Credit Note remains outstanding and unpaid and the Obligations and all other amounts owing to the Administrative Agent or any Lender hereunder are paid in full, that (for the duration of time described in the foregoing subsections (a) and (b)) no Credit Party shall, nor shall any Credit Party cause or permit any of its Subsidiaries to:

Section 7.1                                   Limitations on Liens.  Create, incur, assume or suffer to exist any Lien on any of the Collateral, except for (a) Liens created pursuant to the Security Documents and (b) Liens in favor of Wells Fargo as securities intermediary for the Collateral Account (each, a “Permitted Lien”).

Section 7.2                                   Limitations on Fundamental Changes.  (a) Enter into any merger, consolidation or amalgamation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except: any Subsidiary may be merged, consolidated or amalgamated with or into (i) the Borrower; provided, that the Borrower shall be the continuing or surviving entity, (ii) any Guarantor; provided, that the Guarantor shall be the continuing or surviving entity, or (iii) any Subsidiary that is not a Guarantor; provided, notwithstanding the foregoing, no Guarantor may merge, consolidate or amalgamate with or into another Subsidiary that is not a Guarantor unless the Guarantor shall be the continuing and surviving entity; or (b) engage in or consummate any Asset Disposition that is a Non-Permitted Asset Disposition.

ARTICLE VIII
DEFAULT AND REMEDIES

Section 8.1                                   Events of Default.   An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)                                 Payment.  (i) The Borrower shall fail to pay any principal on the Loan or Revolving Credit Note when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof or thereof; or (ii) the Borrower shall fail to pay any interest on the Loan or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof and such failure shall continue unremedied for five (5) Business Days; or (iii) any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations hereunder (after giving effect to the grace period in clause (ii)); or

(b)                                 Misrepresentation.  Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Loan Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been materially incorrect, false or misleading on or as of the date made or deemed made; or

(c)                                  Covenant Default.

(i)                                     Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 6.1, 6.4, 6.7(b), 6.9, 6.11 and 6.12 or Article VII hereof; or

(ii)                                  Any Credit Party shall fail to comply with any other covenant contained in this Agreement or the other Loan Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 8.1(a) or 8.1(c)(i) above) and, with respect to this clause (ii) only, such breach or failure to comply is not cured within thirty (30) days of its occurrence; provided, however, that if the nature of such breach or failure to comply is such that the same cannot reasonably be cured within such thirty (30) day period, such breach or failure to comply shall not constitute an Event of Default until the passage of an additional thirty (30) day period (such cure period in the aggregate not to exceed sixty (60) days from the date of occurrence of such breach or failure to comply) so long as such Credit Party shall within the initial thirty (30) day period commence such cure and thereafter diligently prosecute the same to completion;

(d)                                 Indebtedness Cross-Default.  (i) Any Credit Party or any of its Subsidiaries shall default in any payment of principal of or interest on any Indebtedness (other than the Loan and the Guaranty) (A) in a principal amount outstanding of at least $10,000,000 pursuant to which any Credit Party or any of its Subsidiaries is obligated to Wells Fargo or any of its Affiliates beyond any applicable grace period, if any, provided in the instrument or agreement under which such Indebtedness was created or (B) except as described in the foregoing Section 8.1(d)(i)(A), in a principal amount outstanding of at least $25,000,000 for any Credit Party or any of its Subsidiaries in the aggregate beyond any applicable grace period, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) any Credit Party or any of its Subsidiaries shall default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loan and the Guaranty) (A) in a principal amount outstanding of at least $10,000,000 pursuant to which any Credit Party or any of its Subsidiaries is obligated to Wells Fargo or any of its Affiliates or (B) except as described in the foregoing Section 8.1(d)(ii)(A), in a principal amount outstanding of at least $25,000,000 in the aggregate for the Credit Parties or any of its Subsidiaries or, respecting the foregoing Sections 8.1(d)(ii)(A) and 8.1(d)(ii)(B), contained in any instrument or agreement evidencing, securing or relating thereto, or, respecting the foregoing Sections 8.1(d)(ii)(A) and 8.1(d)(ii)(B), any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to be repurchased, prepaid, deferred or redeemed (automatically or otherwise); or (iii) any Credit Party or any of its Subsidiaries shall breach or default any Hedge Agreement (A) with respect to which the mark-to-market termination value is at least $10,000,000 pursuant to which any Credit Party or any of its Subsidiaries is obligated to Wells Fargo or any of its Affiliates beyond any applicable grace period, if any, provided in such Hedge Agreement or (B) except as described in the foregoing Section 8.1(d)(iii)(A), with respect to which the mark-to-market termination value is at least $25,000,000 for any Credit Party or any of its Subsidiaries in the aggregate beyond any applicable grace period, if any, provided in such Hedge Agreement; or

(e)                                  Bankruptcy Default.  (i) A Credit Party or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Credit Party or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Credit Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against a Credit Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) a Credit Party or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Credit Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due; or

(f)                                   Judgment Default.  (i) One or more final, non-appealable judgments or decrees shall be entered against a Credit Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by insurance) of $25,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof or (ii) any injunction, temporary restraining order or similar decree shall be issued against a Credit Party or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect; or

(g)                                  ERISA Default.  The occurrence of any of the following if, individually or in the aggregate, the liability of a Credit Party or any of its Subsidiaries that could reasonably be expected to result would be $25,000,000 or more:

(i)                                     any Person shall engage in any non-exempt Prohibited Transaction,

(ii)                                  any failure to satisfy the minimum funding standard applicable to a Single Employer Plan for a plan year under Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA , whether or not waived,

(iii)                               a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA,

(iv)                              any Single Employer Plan shall terminate for purposes of Title IV of ERISA,

(v)                                 a Credit Party, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan, or

(vi)                              any other similar event or condition shall occur or exist with respect to a Plan; or

(h)                                 Invalidity of Guaranty.  At any time after the execution and delivery thereof, the Guaranty, for any reason other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Credit Party shall contest the validity, enforceability, perfection or priority of the Guaranty, any Loan Document, or any Lien granted thereunder in writing or deny in writing that it has any further liability, including, without limitation, with respect to future advances by the Lenders, under any Loan Document to which it is a party; or

(i)                                     Invalidity of Loan Documents.  Any Loan Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers, priority and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms expressly survive) or any Lien shall fail to be a first priority, perfected Lien on a material portion of the Collateral; or

(j)                                    Subordinated Debt.  The subordination provisions contained in or related to any Subordinated Debt shall cease to be in full force and effect or shall cease to give the Lenders the rights, powers and privileges purported to be created thereby; or

(k)                                 Change of Control.  (i) As a result of one (1) or more transactions after the date of this Agreement, any “person” or “group” of persons shall have “beneficial ownership” (within the meaning of Section 13(d) or 14(d) of the Exchange Act and the applicable rules and regulations thereunder) of more than thirty-five percent (35%) of the outstanding common stock of Borrower; or (ii) without limiting the generality of the foregoing, during any period of twelve (12) consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such period of twelve (12) months were directors of Borrower shall cease for any reason to constitute a majority of the board of directors of Borrower (excluding for such calculation, directors who retire (other than for reasons of a merger involving Borrower or for reasons involving any sale or transfer of assets) or who die) during any period of twelve (12) consecutive months so long as such directors are replaced by the surviving directors during such period); provided, that the relationships among the respective shareholders of Borrower on the Closing Date shall not be deemed to constitute all or any combination of them as a “group” for purposes of clause (k)(i).

Section 8.2                                   Acceleration; Remedies.   Upon the occurrence and during the continuance of an Event of Default, then, and in any such event, (a) if such event is a Bankruptcy Event, automatically the Loan (with accrued interest thereon), and all other amounts under the Loan Documents shall immediately become due and payable, (b) if such event is any other Event of Default, the following action may be taken: (i) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, declare the Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the Loan Documents to be due and payable forthwith whereupon the same shall immediately become due and payable; and/or (ii) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, exercise such other rights and remedies as provided under the Loan Documents and under applicable law and (c) the rate of interest specified under Section 3.1(c) shall apply in accordance with its terms.

Section 8.3                                   Rights and Remedies Cumulative; Non-Waiver; etc.

(a)                                 The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b)                                 Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.4 (subject to the terms of Section 3.4), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 3.4, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 8.4                                   Crediting of Payments and Proceeds.  In the event that the Obligations have been accelerated pursuant to Section 8.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by the Lenders upon the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.4.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

Section 8.5                                   Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3 and 11.3) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3 and 11.3.

Section 8.6                                   Credit Bidding.

(a)                                 The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.

(b)                                 Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1                                   Appointment and Authority.

(a)                                 Each of the Lenders hereby irrevocably designates and appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)                                 The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties).  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article IX for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.2                                   Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any of its Affiliates as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3                                   Exculpatory Provisions.

(a)                                 The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)                                 The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.2 and Section 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

(c)                                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.4                                   Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.5                                   Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Revolving Credit Facility as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.6                                   Resignation of Administrative Agent.

(a)                                 The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with and, so long as no Default or Event of Default is continuing, subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders with, so long as no Default or Event of Default is continuing, the Borrower’s consent (such consent not to be unreasonably withheld or delayed) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above and subject to the Borrower’s consent (such consent not to be unreasonably withheld or delayed).  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with and, so long as no Default or Event of Default is continuing, subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders with, so long as no Default or Event of Default is continuing, the Borrower’s consent (such consent not to be unreasonably withheld or delayed) and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the

“Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 9.7                                   Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.8                                   No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the book managers, lead managers or lead arrangers listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 9.9                                   Collateral and Guaranty Matters.

(a)                                 Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i)                                     to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Revolving Credit Commitment and payment in full of all Secured Obligations (other than (1) contingent indemnification and expense reimbursement obligations not then due or asserted and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), or (B) if approved, authorized or ratified in writing in accordance with Section 11.2; and

(ii)                                  to release any Guarantor from its obligations under any Loan Documents (A) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, (B) upon the termination of the Revolving Credit Commitment and payment in full of all Obligations under the Loan Documents (other than contingent indemnification and expense reimbursement obligations not then due or asserted), or (C) if approved, authorized or ratified in writing in accordance with Section 11.2.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.9.  In each case as specified in this Section 9.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.9.  In the case of any such sale, transfer or disposal of any property constituting Collateral, the Liens created by any of the Security Documents on such property shall be released only in accordance with Sections 6.12 or 9.9(a)(i).

(b)                                 The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 9.10                            Secured Hedge Agreements and Secured Cash Management Agreements.  No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X

GUARANTY

Section 10.1                            The Guaranty.  Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Hedge Bank, each Cash Management Bank, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Secured Hedge Agreements or Secured Cash Management Agreements, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

Section 10.2                            Obligations Unconditional.  The obligations of the Guarantors under Section 10.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Secured Hedge Agreements or Secured Cash Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article X until such time as the Obligations under the Loan Documents (other than contingent indemnification and expense reimbursement obligations not then due or asserted) have been paid in full and the Revolving Credit Commitments have expired or terminated.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)                                 at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)                                 any of the acts mentioned in any of the provisions of any of the Loan Documents, any Hedge Agreement between any Credit Party and any Hedge Bank, or any Cash Management Agreement between any Credit Party and any Cash Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Hedge Agreements or such Cash Management Agreements shall be done or omitted;

(c)                                  the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Hedge Agreement between any Credit Party and any Hedge Bank or any Cash Management Agreement between any Credit Party and any Cash Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Hedge Agreements or such Cash Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)                                 any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(e)                                  any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Hedge Agreement between any Credit Party and any Hedge Bank or any Cash Management Agreement between any Credit Party and any Cash Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Hedge Agreements or such Cash Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

Section 10.3                            Reinstatement.  The obligations of the Guarantors under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 10.4                            Certain Additional Waivers.   Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 10.2 and through the exercise of rights of contribution pursuant to Section 10.6.

Section 10.5                            Remedies.  The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 8.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.2) for purposes of Section 10.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 10.1.  The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

Section 10.6                            Rights of Contribution.  The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law.  Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations under the Loan Documents (other than contingent indemnification and expense reimbursement obligations not then due or asserted) have been paid in full and the Revolving Credit Commitments have terminated.

Section 10.7                            Guarantee of Payment; Continuing Guarantee.  The guarantee in this Article X is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

Section 10.8                            Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Specified Credit Party to honor all of such Specified Credit Party’s obligations under the Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.8 for the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations under this Section 10.8 voidable under Debtor Relief Laws, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 10.8 shall remain in full force and effect until such time as the Obligations under the Loan Documents (other than contingent indemnification and expense reimbursement obligations not then due or asserted) have been paid in full and the Revolving Credit Commitments have expired or terminated.  Each Qualified ECP Guarantor intends that this Section 10.8 constitute, and this Section 10.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XI

MISCELLANEOUS

Section 11.1                            Notices.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrower:

United Therapeutics Corporation

1040 Spring Street

Silver Spring, Maryland  20910

Attention:  John Ferrari

Telephone:  240-821-1729

Fax:  301-608-3049

Email:  jferrari@unither.com

with copies to:

United Therapeutics Corporation

1735 Connecticut Avenue, N.W.

Washington, District of Columbia 20009

Attention:  Paul Mahon, General Counsel

Telephone:  202-483-7000

Fax:  202-483-4005

Email:  paul@unither.com

If to Wells Fargo as Administrative Agent or as Lender:

Wells Fargo Bank, National Association

MAC R3076-03E

1753 Pinnacle Drive, 3rd Floor

McLean, Virginia 22012

Attention:  Commercial Banking

Telephone No.:  703-760-6369

Facsimile No.:  703-760-6172

If to any Lender other than Wells Fargo:

To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  Administrative Agent’s Office.  The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

(d)                                 Change of Address, Etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e)                                  Platform.

(i)                                     Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)                                  The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section 11.1, including through the Platform.

(f)                                   Private Side Designation.  Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws.

Section 11.2                            Amendments, Waivers and Consents.  Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a)                                 increase the Revolving Credit Commitment of any Lender (or reinstate any Revolving Credit Commitment terminated pursuant to Section 8.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender;

(b)                                 waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(c)                                  reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the rate set forth in Section 3.1(c) during the continuance of an Event of Default;

(d)                                 change Section 3.6 or Section 8.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(e)                                  consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 7.2), in each case, without the written consent of each Lender;

(f)                                   release (i) all of the Guarantors or (ii) Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from any Guaranty (other than as authorized in Section 9.9), without the written consent of each Lender; or

(g)                                  release all or substantially all of the Collateral or release any Security Document (other than as authorized in Section 9.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 11.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 3.13 (including, without limitation, as applicable, (1) to permit the Incremental Revolving Credit Increases to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Revolving Credit Increase and outstanding Incremental Revolving Credit Increase in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Revolving Credit Commitment or any increase in any Lender’s Revolving Credit Commitment Percentage, in each case, without the written consent of such affected Lender.

Section 11.3                            Expenses; Indemnity.

(a)                                 Costs and Expenses.  The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the Revolving Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.3, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                                 Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of one counsel for the Indemnitees) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory regardless of whether any Indemnitee is a party thereto, or (v) any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, willful misconduct or intentional bad acts of such Indemnitee or (y) any material breach by such Indemnitee of this Agreement or any other Loan Document.  This Section 11.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 11.3 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-

agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this clause (c) are subject to no Event of Default having occurred and be continuing at such time.

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments.  All amounts due under this Section 11.3 shall be payable promptly after demand therefor.

(f)                                   Survival.  Each party’s obligations under this Section 11.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 11.4                            Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or any of its respective Affiliates, irrespective of whether or not such Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 8.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section 11.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.5                            Governing Law; Jurisdiction, Etc.

(a)                                 Governing Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

(b)                                 Submission to Jurisdiction.  The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c)                                  Waiver of Venue.  The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 11.5.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.1.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 11.6                            Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON

CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

Section 11.7                            Reversal of Payments.  To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

Section 11.8                            [Reserved].

Section 11.9                            Accounting Matters.  If at any time any change in GAAP would affect the computation of any requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP.

Section 11.10                     Successors and Assigns; Participations.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.10(b), (ii) by way of participation in accordance with the provisions of Section 11.10(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.10(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.10(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that, in each case with respect to the Revolving Credit Facility, any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 11.10(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in Section 11.10(b)(i)(A), the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the “Trade Date”) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower on or prior to such fifth (5th) Business Day;

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned;

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by Section 11.10(b)(i)(B) and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of its Affiliates or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii)                           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Revolving Credit Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.10(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.8, 3.9, 3.10, 3.11 and 11.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.10(d).

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in McLean, Virginia, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 11.2 that directly affects such Participant and could not be affected by a vote of the Required Lenders.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.8, 3.9, 3.10 and 3.11 (subject to the requirements and limitations therein, including the requirements of Section 3.11(f) (it being understood that the documentation required under Section 3.11(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.10(b); provided that such Participant (A) agrees to be subject to the provisions of Section 3.12 as if it were an assignee under Section 11.10(b) and (B) shall not be entitled to receive any greater payment under Sections 3.10 and 3.11, with respect to such participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.12(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.6 as though it were a Lender.

(e)                                  Participant Register.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)                                   Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 11.11                     Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or in connection with any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Revolving Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Credit Facility; (h) with the consent of the Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.11 or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the

Administrative Agent or such Lender reasonably deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates.  For purposes of this Section 11.11, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 11.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.12                     Performance of Duties.  Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

Section 11.13                     All Powers Coupled with Interest.  All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Revolving Credit Commitments remain in effect or the Revolving Credit Facility has not been terminated.

Section 11.14                     Survival.

(a)                                 All representations and warranties set forth in Article V and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b)                                 Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XI and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

Section 11.15                     Titles and Captions.  Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 11.16                     Severability of Provisions.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.17                     Counterparts; Integration; Effectiveness; Electronic Execution.

(a)                                 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                                 Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.18                     Term of Agreement.  This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and the Revolving Credit Commitment has been terminated.  No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 11.19                     USA PATRIOT Act.  The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower or such Guarantor in accordance with the PATRIOT Act.

Section 11.20                     Independent Effect of Covenants.  The Borrower expressly acknowledges and agrees that each covenant contained in Articles VI or VII hereof shall be given independent effect.  Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VI or VII, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VI or VII.

Section 11.21                     Inconsistencies with Other Documents.  In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or further restricts the rights of the Borrower or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWER:

UNITED THERAPEUTICS CORPORATION, as Borrower

	By:	/s/ John Ferrari
	Name:	John Ferrari
	Title:	Chief Financial Officer

[signature pages continue]

CREDIT AGREEMENT

UNITED THERAPEUTICS CORPORATION

GUARANTOR:

LUNG LLC, as a Guarantor

	By:	/s/ John Ferrari
	Name:	John Ferrari
	Title:	Chief Financial Officer

[signature pages continue]

CREDIT AGREEMENT

UNITED THERAPEUTICS CORPORATION

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

	By:	/s/ Barbara K. Angel
	Name:	Barbara K. Angel
	Title:	Senior Vice President

[signature pages end]

CREDIT AGREEMENT

UNITED THERAPEUTICS CORPORATION

EXHIBIT A

FORM OF REVOLVING CREDIT NOTE

REVOLVING CREDIT NOTE

$[ ]	[ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, UNITED THERAPEUTICS CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to [                    ] (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of [                    ] DOLLARS ($[                    ]) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of [                    ], 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, Lung LLC, as a Guarantor, the lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Revolving Credit Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 3.1 of the Credit Agreement.  All payments of principal and interest on this Revolving Credit Note shall be payable in lawful currency of the United States in immediately available funds to the account designated in the Credit Agreement.

This Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ANY OTHER CONFLICTS OF LAW PRINCIPLES THEREOF.

The Indebtedness evidenced by this Revolving Credit Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

IN WITNESS WHEREOF, the undersigned has executed this Revolving Credit Note under seal as of the day and year first above written.

UNITED THERAPEUTICS CORPORATION

By:
Name:
Title:

EXHIBIT B

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

MAC R3076-03E

1753 Pinnacle Drive, 3rd Floor

McLean, Virginia 22012

Attention:  Commercial Banking

Telephone No.:  703-760-6369

Facsimile No.:  703-760-6172

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.2 of the Credit Agreement dated as of [                    ], 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among United Therapeutics Corporation, a Delaware corporation (the “Borrower”), Lung LLC, as a Guarantor, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.             The Borrower hereby requests that the Lenders make a Revolving Credit Loan to the Borrower in the aggregate principal amount of $[                      ].  (Complete with an amount in accordance with Section 2.2 of the Credit Agreement.)

2.             The Borrower hereby requests that such Loan be made on the following Business Day: [                                          ].  (Complete with a Business Day in accordance with Section 2.2 of the Credit Agreement for Revolving Credit Loans).

3.             The Borrower hereby requests that such Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan	Interest Rate	Interest Period (LIBOR Rate only)	Termination Date for Interest Period (if applicable)

	[Base Rate or LIBOR Rate](1)	1 month

(1) Complete with the Base Rate or the LIBOR Rate for Revolving Credit Loans.

4.             The aggregate principal amount of all Loans outstanding as of the date hereof (including the Loan requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5.             All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

UNITED THERAPEUTICS CORPORATION

By:
Name:
Title:

EXHIBIT C

FORM OF NOTICE OF ACCOUNT DESIGNATION

NOTICE OF ACCOUNT DESIGNATION

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

MAC R3076-03E

1753 Pinnacle Drive, 3rd Floor

McLean, Virginia 22012

Attention:  Commercial Banking

Telephone No.:  703-760-6369

Facsimile No.:  703-760-6172

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.2(b) of the Credit Agreement dated as of [                    ], 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among United Therapeutics Corporation, a Delaware corporation (the “Borrower”), Lung LLC, as a Guarantor, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.             The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

ABA Routing Number:

Account Number:

2.             This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

UNITED THERAPEUTICS CORPORATION

By:
Name:
Title:

EXHIBIT D

FORM OF NOTICE OF PREPAYMENT

NOTICE OF PREPAYMENT

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

MAC R3076-03E

1753 Pinnacle Drive, 3rd Floor

McLean, Virginia 22012

Attention:  Commercial Banking

Telephone No.:  703-760-6369

Facsimile No.:  703-760-6172

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section 2.3(c) of the Credit Agreement dated as of [                    ], 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among United Therapeutics Corporation, a Delaware corporation (the “Borrower”), Lung LLC, as a Guarantor, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.             The Borrower hereby provides notice to the Administrative Agent that it elects to repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]: [                              ]. (Complete with an amount in accordance with Section 2.3 of the Credit Agreement.)

2.             The Loan to be prepaid is a Revolving Credit Loan.

3.             The Borrower shall repay the above-referenced Loans on the following Business Day: [                              ]. (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Base Rate Loan and (ii) the same Business Day as of the date of this Notice of Prepayment with respect to any LIBOR Rate Loan.)

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

UNITED THERAPEUTICS CORPORATION

By:
Name:
Title:

EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

MAC R3076-03E

1753 Pinnacle Drive, 3rd Floor

McLean, Virginia 22012

Attention:  Commercial Banking

Telephone No.:  703-760-6369

Facsimile No.:  703-760-6172

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 3.2 of the Credit Agreement dated as of [                    ], 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among United Therapeutics Corporation, a Delaware corporation (the “Borrower”), Lung LLC, as a Guarantor, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.                                      The Loan to which this Notice relates is a Revolving Credit Loan.

2.                                      This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

☐	Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

	Outstanding principal balance:	$

	Principal amount to be converted:	$

Requested effective date of conversion:

Requested new Interest Period:

☐	Converting a portion of LIBOR Rate Loan into a Base Rate Loan

	Outstanding principal balance:	$

	Principal amount to be converted:	$

Last day of the current Interest Period:

Requested effective date of conversion:

☐	Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

	Outstanding principal balance:	$

	Principal amount to be continued:	$

Last day of the current Interest Period:

Requested effective date of continuation:

Requested new Interest Period:

3.                                      The aggregate principal amount of all Loans outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

UNITED THERAPEUTICS CORPORATION

By:
Name:
Title:

EXHIBIT F

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

OFFICER’S COMPLIANCE CERTIFICATE

[                  ], 20[    ]

The undersigned, on behalf of United Therapeutics Corporation, a corporation organized under the laws of Delaware (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1.                                      This certificate is delivered to you pursuant to Section 6.2 of the Credit Agreement dated as of [                    ], 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Lung LLC, as a Guarantor, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2.                                      I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of [                              ] and for the [                              ] period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated (subject to normal year-end audit adjustments).

3.                                      I have obtained no knowledge of any Default or Event of Default under the Credit Agreement [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].

[Signature Page Follows]

WITNESS the following signature as of the day and year first written above.

UNITED THERAPEUTICS CORPORATION

By:
Name:
Title:

Schedule 1

to

Officer’s Compliance Certificate

[To be provided in a form acceptable to the Administrative Agent]

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each](2) Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each an “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignees][the Assignor](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[INSERT NAME OF ASSIGNOR]

2.	Assignee(s):	See Schedules attached hereto

3.	Borrower:	United Therapeutics Corporation

(2) For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3) Select as appropriate.

(4) Include bracketed language if there are either multiple Assignors or multiple Assignees.

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The Credit Agreement dated as of [                  ], 2013 among United Therapeutics Corporation, as Borrower, Lung LLC, as a Guarantor, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified)

6.	Assigned Interest:	See Schedules attached hereto

[7.	Trade Date:	](5)

The Assignor and [the] [each] Assignee represent and warrant to the Borrower and the Administrative Agent that this Assignment and Assumption and the transactions contemplated hereby comply with the terms of the Credit Agreement, and all other conditions in the Credit Agreement applicable to the assignment have been satisfied.

[Remainder of Page Intentionally Left Blank]

(5) To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                                  , 2         [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEES

See Schedules attached hereto

[Consented to and](6) Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By
Title:

[Consented to:](7)

UNITED THERAPEUTICS CORPORATION

By
Title:

(6) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.  May also use a Master Consent.

(7) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.  May also use a Master Consent.

SCHEDULE 1

To Assignment and Assumption

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned(8)	Aggregate Amount of Commitment/ Loans for all Lenders(9)	Amount of Commitment/ Loans Assigned(10)	Percentage Assigned of Commitment/ Loans(11)		CUSIP Number
	$	$		%
	$	$		%
	$	$		%

[NAME OF ASSIGNEE](12)
[and is an Affiliate/Approved Fund of [identify Lender](13)]

By:
Title:

(8) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, etc.)

(9) Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(10) Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(11) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(12) Add additional signature blocks, as needed.

(13) Select as applicable.

ANNEX 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                               Assignee[s].  [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.10(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.10(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT H

[RESERVED]

EXHIBIT I-1 to I-4

EXHIBIT I-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                 ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among United Therapeutics Corporation (the “Borrower”), certain Subsidiaries of the Borrower who are or may become party thereto, as Guarantors, certain lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein but not defined herein shall have the meaning assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Revolving Credit Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT I-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                 ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among United Therapeutics Corporation (the “Borrower”), certain Subsidiaries of the Borrower who are or may become party thereto, as Guarantors, certain lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein but not defined herein shall have the meaning assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT I-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                 ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among United Therapeutics Corporation (the “Borrower”), certain Subsidiaries of the Borrower who are or may become party thereto, as Guarantors, certain lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein but not defined herein shall have the meaning assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT I-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                 ], 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among United Therapeutics Corporation (the “Borrower”), certain Subsidiaries of the Borrower who are or may become party thereto, as Guarantors, certain lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein but not defined herein shall have the meaning assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Revolving Credit Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Revolving Credit Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT J

FORM OF OFFICER’S CERTIFICATE

OFFICER’S CERTIFICATE

TO:                                                                           Wells Fargo Bank, National Association, as Administrative Agent

RE:                                                                           Credit Agreement, dated as of [              ], 2013 by and among United Therapeutics Corporation, a Delaware corporation [(the “Company”)], Lung LLC, as a Guarantor [(the “Company”)], the Lenders and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:                                                          [Date]

The undersigned officer of the Company hereby certifies as follows:

1.                                      Attached hereto as Exhibit A is a true and complete copy of the articles of incorporation] [certificate of formation] of the Company and all amendments thereto as in effect on the date hereof certified as a recent date by the appropriate Governmental Authorities of the state of [incorporation] [organization] of the Company.

2.                                      Attached hereto as Exhibit B is a true and complete copy of the [bylaws] [operating agreement] of the Company and all amendments thereto as in effect on the date hereof.

3.                                      Attached hereto as Exhibit C is a true and complete copy of resolutions duly adopted by the [board of directors] [members] [managers] of the Company on [                      ], 20[    ].  Such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof, and such resolutions are the only [corporate] proceedings of the Company now in force relating to or affecting the matters referred to therein.

4.                                      Attached hereto as Exhibit D are true and complete copies of the certificates of good standing, existence or its equivalent of the Company certified as a recent date by the appropriate Governmental Authorities of the state of [incorporation] [organization] of the Company.

5.                                      The following persons are the duly elected and qualified officers of the Company, holding the offices indicated next to the names below on the date hereof, and the signatures appearing opposite the names of the officers below are their true and genuine signatures, and each of such officers is duly authorized to execute and deliver, on behalf of the Company, the Credit Agreement, [the Revolving Credit Notes] and the other Loan Documents to be issued pursuant thereto:

Name	Office	Signature

This Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, I hereunder subscribe my name effective as of the          day of                 ,         .

Name:
Title:

I,                                               , the                                                of the Company, hereby certify that                                          is the duly elected and qualified                                                of the Company and that his/her true and genuine signature is set forth above.

Name:
Title:

Exhibit A

[Articles of Incorporation] [Certificate of Formation]

Attached

Exhibit B

[Bylaws] [Operating Agreement]

Attached

Exhibit C

Resolutions

Attached

Exhibit D

Certificates of Good Standing, Existence or its Equivalent

Attached

SCHEDULE 2.1

LENDERS AND REVOLVING COMMITMENTS

Lender	Revolving Commitment	Revolving Commitment Percentage
Wells Fargo Bank, National Association	$75,000,000.00	100%
Total	$75,000,000.00	100%

SCHEDULE 5.16

FILINGS

The UCC Financing Statement with respect to United Therapeutics Corporation, as Debtor, and Wells Fargo Bank, National Association, as Administrative Agent, as Secured Party, to be filed with the Secretary of State of the State of Delaware.

SCHEDULE 5.18

PATRIOT ACT INFORMATION

United Therapeutics Corporation

Exact legal name:  United Therapeutics Corporation

State of Incorporation:  Delaware

Type of Organization:  Corporation

States in which qualified to do business:  DE, MD, FL, DC, NC, LA

Chief Executive Office / Principal Place of Business:  1040 Spring Street, Silver Spring, MD

Business Phone No:  (301) 608-9292

Organization ID No.:  DE File No. 2638178

Federal ID No.  52-1984789

Ownership:  Publicly held

Lung LLC

Exact legal name:  Lung LLC

State of Formation:  Delaware

Type of Organization:  Limited Liability Company

States in which qualified to do business:  DE, MD, FL, NC, PR

Chief Executive Office / Principal Place of Business:  1040 Spring Street, Silver Spring, MD

Business Phone No:  (301) 608-9292

Organization ID No.:  DE File No. 2795290

Federal ID No.  52-2225205

Ownership:  Privately held (wholly-owned subsidiary of United Therapeutics Corporation)